                          EXHIBIT 10(N)



                    INDEMNIFICATION AGREEMENT



     THIS INDEMNIFICATION AGREEMENT made and entered into this day of May, 2002 ("Agreement"), by and between DeVRY INC., a Delaware corporation, and its wholly owned subsidiaries
("Company"), and ________________________("Indemnitee").

     WHEREAS, highly competent persons are reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

     WHEREAS, the difficulties from time to time in obtaining adequate insurance on a cost effective basis and uncertainties relating to indemnification increase the difficulty of attracting and retaining such persons; and

     WHEREAS, the Board of Directors has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

     WHEREAS, this Agreement is being entered into as part of the Indemnitee's total compensation for serving as a director; and

     WHEREAS, Indemnitee is willing to serve or to continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

     NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

     Section 1. Services by Indemnitee. Indemnitee agrees to serve as a director of the Company and agrees to the indemnification provisions provided for herein. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

     Section 2. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights set forth hereinafter, except to the extent expressly prohibited by applicable law.

     Section 3. Action or Proceeding Other Than an Action by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the Company, by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against expenses
(including attorneys' fees), costs, judgments, penalties, fines and amounts paid in settlements actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; provided, however, the Company shall not be obligated to indemnify the Indemnitee in connection with any actions, suits or proceedings if the indemnification relates to any "short-swing" disgorgement or similar liability arising under Section 16(b) or 16(c) of the Securities Exchange Act of
1934, as amended, or any rules or regulations promulgated thereunder.

     Section 4. Actions by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against expenses (including attorneys' fees) and costs actually and reasonably incurred by Indemnitee in connection with such action or suit (including, but not limited to the investigation, defense, settlement or appeal thereof) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses and costs as such court shall deem proper. The Company shall not be obligated to indemnify the Indemnitee in connection with any actions, suits or proceedings if the indemnification relates to any "short-swing" disgorgement or similar liability arising under Section 16(b) or 16(c) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder

     Section 5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has served as a witness on behalf of the Company or has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 3 and 4 hereof, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

     Section 6. Partial Indemnification. If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in Section 3 or 4 hereof, and as a result is not entitled under
Section 5 hereof to indemnification by the Company for the total amount of the expenses (including attorneys' fees), costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 5 hereof, to the extent Indemnitee has been partially successful.

     Section 7. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of the Disinterested Directors
(as hereinafter defined), even though less than a quorum; or (b) by a committee of Disinterested Directors designated by a majority vote of such Directors, even though less than a quorum;
or (c) if there are no Disinterested Directors, or if the Disinterested Directors direct by majority vote, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (d) by the stockholders. Such Independent Counsel shall be selected by the Disinterested Directors by majority vote and approved by Indemnitee. Upon failure of the Board of Directors to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made no later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee.
Any costs or expenses (including attorneys' fees) incurred by Indemnitee in connection with Indemnitee's request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold Indemnitee harmless therefore irrespective of the outcome of the determination of Indemnitee's entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.

     Section 8. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 7 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested indemnification within 60 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification.
The termination of any action, suit, investigation or proceeding described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

     Section 9. Advancement of Expenses and Costs. All reasonable expenses and costs incurred by Indemnitee (including attorneys' fees, retainers and advances of disbursements required of Indemnitee) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding at the request of Indemnitee within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee's entitlement to such expenses shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by him in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses and costs by the Company as provided by this Agreement or otherwise.

     Section 10. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 7 and 8, or if expenses are not advanced pursuant to Section 9, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of Indemnitee's entitlement to such indemnification or advance. The Company shall not oppose Indemnitee's right to seek any such adjudication or any other claim. Such judicial proceeding shall made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 7 or Section 8 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is valid, binding and enforceable. The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable expenses (including attorneys' fees) and costs actually incurred by Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

     Section 11. Other Rights to Indemnification. The indemnification and advancement of expenses (including attorneys' fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Company's Certificate of Incorporation or By-Laws, any agreement, a vote of stockholders or of the Disinterested Directors, any provision of law or otherwise.

     Section 12. Attorneys' Fees and Other Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company, and shall be indemnified by the Company against, any actual expenses for attorneys' fees and disbursements reasonably incurred by him.

     Section 13. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) 10 years after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 3 or 4 of this Agreement or (b) the final termination of all pending or threatened actions, suits, proceedings or investigations with respect to Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisees, executors, administrators or other legal representatives.

     Section 14. Supersedes Prior Agreements. This Agreement replaces and supersedes any other agreement or agreements, oral or written, that the Company may have with Indemnitee with respect to the subject matter covered by this Agreement.

     Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     Section 18.    Definitions.  For purposes of this Agreement:

     (a) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee.

     (b) "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

     (c) "other entity" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company".

     Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 20. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative.

     Section 21. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation by the party to be put on notice of receipt of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.
Notices should be provided in accordance with this Section at the following addresses:

     (a)  if to Indemnitee, to:

          ___________________

          ___________________

          ___________________

     (b)  if to the Company, to:

          DeVRY INC.
          One Tower Lane, 10th Floor
          Oak Brook, Illinois 60181
          Attention:  Marilynn J. Cason

     Section 22.    Governing Law.  The parties agree that this
Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              DEVRY INC.


                              By:___________________________


                              INDEMNITEE


                              ______________________________